UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2021

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	NXTP	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock Exchange Agreement

On September 28, 2021, NextPlay Technologies, Inc. (the “Company”, “we” and “us”) entered into a Preferred Stock Exchange Agreement (the “Preferred Exchange Agreement”) with NextBank International, Inc., formerly known as International Financial Enterprise Bank, Inc., a wholly-owned subsidiary of the Company, which is a Puerto Rico corporation licensed as an Act 273-2012 international financial entity headquartered in San Juan Puerto Rico (the “NextBank”), and which was acquired by the Company on July 21, 2021, as previously reported.

Pursuant to the Preferred Exchange Agreement, the Company agreed to exchange 5,070,000 shares of the Company’s restricted common stock (the “Exchanged Common Shares”), for 10,140 shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred stock shares of NextBank (the “NextBank Preferred Shares”). The NextBank Preferred Shares have an aggregate face value of $10,140,000, and accrue a 2% dividend, payable quarterly in arrears. The NextBank Preferred Shares are non-redeemable; however, NextBank may, by the vote of the holders of a majority of its common stock, call and redeem the NextBank Preferred Shares in exchange for the Exchanged Common Shares plus accrued interest at the time of any such redemption. Additionally, the NextBank Preferred Shares include a change of control provision, whereby upon a change of control (as defined in the Preferred Exchange Agreement), the Company may cause NextBank to repurchase the NextBank Preferred Shares in exchange for the Exchanged Common Shares, plus accrued interest.

The Preferred Exchange Agreement included customary representations, covenants and warranties of the parties, and closing conditions which would be customary for a transaction of this type.

The transactions contemplated by the Preferred Exchange Agreement closed on October 1, 2021.

The foregoing description of the Preferred Exchange Agreement above is subject to, and qualified in its entirety by, the Preferred Exchange Agreement, attached as Exhibit 10.1 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which information is incorporated by reference into this Item 3.02 by reference in its entirety, on September 28, 2021, the Company entered into the Preferred Exchange Agreement with NextBank, pursuant to which on October 1, 2021, the Company exchanged 5,070,000 Exchanged Common Shares for the NextBank Preferred Shares.

To the extent deemed offered and/or sold, we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Exchange Common Shares, since the foregoing issuance did not involve a public offering, the recipient is an (a) “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Preferred Stock Exchange Agreement dated and effective September 28, 2021, by and between, NextPlay Technologies, Inc. and NextBank International, Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021

NEXTPLAY TECHNOLOGIES, INC.

By:	/s/ William Kerby
Name:	William Kerby
Title:	Co-Chief Executive Officer